T.RowePrice®
INVEST WITH CONFIDENCE

NEWS RELEASE

T. ROWE PRICE GROUP REPORTS FOURTH QUARTER 2017 RESULTS

Assets Under Management Increase to $991.1 Billion

BALTIMORE (January 30, 2018) - T. Rowe Price Group, Inc. (NASDAQ-GS: TROW) today reported its fourth quarter of 2017 results, including net revenues of $1.3 billion, net income of $347.1 million, and diluted earnings per common share of $1.37. For the fourth quarter of 2016, net revenues were $1.1 billion, net income was $379.8 million, and diluted earnings per common share was $1.50. On a non-GAAP basis, diluted earnings per share for the fourth quarter of 2017 was $1.52, compared with $1.21 in the 2016 quarter.

Financial Highlights

The table below presents financial results on a U.S. GAAP basis as well as a non-GAAP basis that adjusts for the impact of the Dell appraisal rights matter, the consolidated T. Rowe Price investment products, the supplemental savings plan, other non-operating income, and the non-recurring charge recognized in 2017 related to the enactment of U.S. tax reform. The firm believes the non-GAAP financial measures below provide relevant and meaningful information to investors about its core operating results.

	Three months ended			Year ended		
(in millions, except per-share data)	12/31/2016	12/31/2017	% change	12/31/2016	12/31/2017	% change
U.S. GAAP basis						
Investment advisory fees	$ 966.8	$ 1,156.0	19.6 %	$ 3,728.7	$ 4,287.7	15.0 %
Net revenues	$ 1,091.2	$ 1,286.1	17.9 %	$ 4,222.9	$ 4,793.0	13.5 %
Operating expenses	$ 527.9	$ 755.1	43.0 %	$ 2,489.5	$ 2,684.2	7.8 %
Net operating income	$ 563.3	$ 531.0	(5.7)%	$ 1,733.4	$ 2,108.8	21.7 %
Non-operating income[(1)]	$ 12.2	$ 102.0	n/m	$ 227.1	$ 396.3	74.5 %
Net income attributable to T. Rowe Price Group	$ 379.8	$ 347.1	(8.6)%	$ 1,215.0	$ 1,497.8	23.3 %
Diluted earnings per common share	$ 1.50	$ 1.37	(8.7)%	$ 4.75	$ 5.97	25.7 %
Weighted average common shares outstanding assuming dilution	246.8	247.7	.4 %	250.3	245.1	(2.1)%
Adjusted - non-GAAP basis[(2)]						
Operating expenses	$ 626.0	$ 747.7	19.4 %	$ 2,416.8	$ 2,715.8	12.4 %
Net income attributable to T. Rowe Price Group	$ 304.7	$ 383.9	26.0 %	$ 1,148.9	$ 1,361.1	18.5 %
Diluted earnings per common share	$ 1.21	$ 1.52	25.6 %	$ 4.49	$ 5.43	20.9 %
Assets under Management (in billions)						
Average assets under management	$ 807.6	$ 976.4	20.9 %	$ 778.2	$ 909.0	16.8 %
Ending assets under management	$ 810.8	$ 991.1	22.2 %	$ 810.8	$ 991.1	22.2 %

(1) The percentage change in non-operating income for the three-months ended is not meaningful (n/m).
(2) See the reconciliation to the comparable U.S. GAAP measures at the end of this earnings release

1

Assets Under Management

Assets under management increased $43.2 billion in the fourth quarter of 2017 to $991.1 billion at December 31, 2017. The firm's net cash inflows were $3.7 billion in the fourth quarter of 2017, inclusive of $4.2 billion of client transfers from the T. Rowe Price U.S. mutual funds to other investment products. The components of the change in assets under management are shown in the table below.

	Three months ended 12/31/2017			Year ended 12/31/2017		
(in billions)	T. Rowe Price U.S. mutual funds	Other investment products	Total	T. Rowe Price U.S. mutual funds	Other investment products	Total
Assets under management at beginning of period	$ 585.3	$ 362.6	$ 947.9	$ 514.2	$ 296.6	$ 810.8
Net cash flows before client transfers	2.0	1.7	3.7	9.4	4.6	14.0
Client transfers	(4.2)	4.2	—	(20.2)	20.2	—
Net cash flows after client transfers	(2.2)	5.9	3.7	(10.8)	24.8	14.0
Net market appreciation and income	24.5	16.3	40.8	104.6	63.4	168.0
Distributions not reinvested	(1.3)	—	(1.3)	(1.7)	—	(1.7)
Change during the period	21.0	22.2	43.2	92.1	88.2	180.3
Assets under management at December 31, 2017	$ 606.3	$ 384.8	$ 991.1	$ 606.3	$ 384.8	$ 991.1

The firm's net cash flows were in the following asset classes:

(in billions)	Three months ended 12/31/2017	Year ended 12/31/2017
Stock and blended asset	$ (.9)	$ (6.8)
Bond, money market, and stable value	4.6	20.8
Total net cash flows	$ 3.7	$ 14.0

Net cash flows into the firm's target date retirement products were $.7 billion in the fourth quarter of 2017 and $7.1 billion in the full year of 2017. The asset class net cash flows above include, in addition to net client flows, rebalancing within the target date products in order to maintain their targeted asset allocations.

The firm's assets under management by asset class and in the firm's retirement date products are as follows:

(in billions)	As of	
	12/31/2016	12/31/2017
Stock and blended asset	$ 622.1	$ 772.4
Bond, money market, and stable value	188.7	218.7
	$ 810.8	$ 991.1
Target date retirement products	$ 189.2	$ 232.1

Investors domiciled outside the United States accounted for about 6% of the firm's assets under management at December 31, 2017, up from about 5% at December 31, 2016.

2

3 Capital Management T. Rowe Price remains debt-free with ample liquidity, including cash and investments in T. Rowe Price products as follows: (in millions) 12/31/2016 12/31/2017 Cash and cash equivalents $ 1,204.9 $ 1,902.7 Discretionary investments 700.6 780.3 Total cash and discretionary investments 1,905.5 2,683.0 Redeemable seed capital investments 1,263.8 1,188.9 Investments used to hedge the supplemental savings plan liability — 268.2 Total cash and investments in T. Rowe Price products $ 3,169.3 $ 4,140.1 The firm's common shares outstanding were 245.1 million at December 31, 2017, compared with 244.8 million at December 31, 2016, as the firm issued more shares from the exercise and vesting of equity awards than the firm repurchased in 2017. The firm expended $458.1 million in 2017 to repurchase 6.6 million shares, or 2.7%, of its outstanding common shares, including $1.4 million to repurchase 15,000 shares during the fourth quarter of 2017. The firm invested $186.1 million during 2017 in capitalized facilities and technology, and expects capital expenditures for 2018 to be about $180 million, of which about two-thirds is planned for technology initiatives. These expenditures are expected to continue to be funded from operating resources. Investment Performance The percentage of T. Rowe Price U.S. mutual funds (across share classes) that outperformed their comparable Lipper averages on a total return basis and that are in the top Lipper quartile for the one-, three-, five-, and 10- years ended December 31, 2017, were: 1 year 3 years 5 years 10 years Outperformed Lipper averages All funds 72% 84% 82% 81% Asset allocation funds 86% 97% 93% 93% Top Lipper quartile All funds 38% 50% 55% 57% Asset allocation funds 59% 60% 82% 86% In addition, 88% of the firm's rated T. Rowe Price U.S. mutual funds' assets under management ended the quarter with an overall rating of four or five stars from Morningstar. The performance of the firm's institutional strategies against their benchmarks remains very competitive, especially over longer time periods. Financial Results Investment advisory revenues earned in the current quarter from the T. Rowe Price U.S. mutual funds were $817.9 million, an increase of 16.7% from the comparable 2016 quarter. Average assets under management in these funds increased 17.1% to $600.6 billion.

4 Investment advisory revenues earned in the current quarter from other investment products were $338.1 million, an increase of 27.1% from the comparable 2016 quarter. Average assets under management for these products increased 27.5% to $375.8 billion. Operating expenses were $755.1 million in the fourth quarter of 2017 compared with $527.9 million in the fourth quarter of 2016. The fourth quarter of 2016 operating expenses were reduced by the recognition of the $100 million insurance recovery related to the Dell appraisal rights matter. For the year, operating expenses were $2,684.2 million in 2017 compared with $2,489.5 million in 2016. On a non-GAAP basis, the firm's operating expenses in the fourth quarter of 2017 increased 19.4% to $747.7 million, and for the year increased 12.4% to $2,715.8 million. This 12.4% increase was primarily due to market driven expenses and continued strategic spend in light of strong markets and early successes of the firm's investments. The firm currently expects 2018 non-GAAP operating expense growth to lessen relative to 2017, even as growth in market driven expenses and investments in the business continue. However, the firm could elect to adjust its expense growth should markets increase or decline significantly. In addition, other events not currently planned or expected could impact the firm’s expense level in 2018. The firm is carefully evaluating the impact the U.S. tax reform will have on the firm, and factoring in the potential investment, operating expense, and capital management implications. Compensation and related costs were $446.3 million in the current quarter, an increase of 17.0% over the fourth quarter of 2016, due primarily to additional headcount, an increase in the interim accrual of the annual bonus to reward strong performance, and higher benefits. Higher benefit expenses primarily relate to an increase in health care costs, greater payroll taxes resulting from the impact the firm's higher stock price had on equity based awards, and additional compensation expense related to the supplemental savings plan as stronger equity markets have increased the liability. Average staff size increased by 9.0% from the fourth quarter of 2016, and the firm employed 6,881 associates at December 31, 2017, an increase of 552 associates from the end of 2016. Advertising and promotion costs were $33.8 million in the current quarter, an increase of 24.3% over the fourth quarter of 2016. For the full year, advertising and promotion costs increased 15.1% over the 2016 year. The firm increased its spend in 2017 in support of efforts to broaden its distribution reach and in response to investor sentiment and the strong market environment. Occupancy and facility costs, together with depreciation expense, were $90.4 million in the current quarter, an increase of 14.9% compared to the fourth quarter of 2016. The increase is due primarily to added costs to update and enhance technology capabilities, including related maintenance programs, as well as expanded office facilities and new locations.

5 Other operating expenses were $146.6 million in the current quarter, an increase of 39.8% from the comparable 2016 quarter. The increase was a result of the firm's investment in its strategic initiatives, higher distribution and client servicing costs driven by the strong market performance, and other growing operational and regulatory business demands. Net non-operating income was $102.0 million in the current quarter, an increase of $89.8 million from the fourth quarter of 2016. The increase was driven primarily by higher investment income resulting from the strong market performance in 2017. The components of net non-operating income for the quarters as well as the full- years ended December 31, 2016 and 2017 are included in the tables at the back of this release. The firm's income tax provision for the fourth quarter of 2017 includes a non-recurring charge of $71.1 million to reflect the estimated effect of the U.S. tax law changes enacted on December 22, 2017. The recognized charge is based on current interpretation of the tax law changes, and includes $18.9 million for the remeasurement of the firm's deferred tax assets and liabilities, and a $52.2 million tax liability for the mandatory deemed repatriation of foreign sourced net earnings. The increase in the firm's 2017 effective tax rate resulting from this charge was offset in part by higher than expected tax benefits related to the exercise of stock options, vesting of restricted stock, and net income attributable to redeemable non-controlling interests, which is not taxable to the firm. The following reconciles the statutory federal income tax rate to the firm's effective tax rate for the full-year 2017: Statutory U.S. federal income tax rate 35.0 % Impact of U.S. tax reform 2.9 % State income taxes for current year, net of federal income tax benefits(1) 3.9 % Net income attributable to redeemable non-controlling interests (1.3)% Net excess tax benefits from stock-based compensation plans activity (3.0)% Other items (.6 )% Effective income tax rate 36.9% (1)State income benefits totaling (.4)% are reflected in the total benefits for net income attributable to redeemable non-controlling interests and stock-based compensation plans activity. The firm estimates that the reduction in the U.S. corporate tax rate (from 35% to 21%) in 2018, combined with other miscellaneous tax changes that effect certain tax deductions, will reduce its 2018 effective tax rate to a range of 24.0% to 27.0%. Management Commentary William J. Stromberg, the company’s president and chief executive officer, commented: “Capping a year of strong gains, U.S. stocks again rose in the fourth quarter, pushing most major indexes further into record territory. Led by emerging markets, international stocks continued their strong run, outperforming U.S. shares in 2017. In global fixed income markets, non-U.S., emerging markets, and high yield debt led the way for the quarter and year, supported by solid credit fundamentals.

6 “This was a very good quarter and year for T. Rowe Price, our clients, and our stockholders. Strong relative investment performance, robust markets, and healthy client activity boosted our assets under management by 22% in 2017, including 5% in the fourth quarter. Reflecting increased demand for our approach to active management, and our success in broadening our product offerings and distribution capabilities, our net flows and organic growth reached their highest annual levels since 2012. The strength of our core business and early success of our strategic efforts also is reflected in the diversity of these flows across geographies and asset classes, including positive flows for our international equity, fixed income, and multi-asset strategies. “As we continue to advance our strategic priorities, we are encouraged by the progress we are making to add new capabilities and by the significant client interest we are experiencing. Recent highlights include: • Multi-Asset Investing - On the continued strength of investment performance, T. Rowe Price remains a leader in the active target date space. We have more than doubled the size of our dedicated multi- asset investment professional staff in the past two years and in 2017 further built out our solutions capabilities with several senior hires across the globe. We also remain on track for several upcoming product launches. • U.S. Intermediary and Institutional Distribution - We continued to extend our leadership position with U.S. intermediaries and saw the early impact of last year’s 20% expansion in the number of client- facing associates in this area. Flows through no transaction fee platforms remained strong and diverse across asset classes. We planted the seeds for future managed accounts activity by adding three more equity strategies to our model portfolio and retail separately managed account lineups. On the institutional side, we saw continued growth in our DCIO business, also supported by an expansion of client-facing resources. • EMEA and Asia Pacific Distribution - The extension of our vehicle lineups continue, and we have expanded our local distribution resources. This has contributed to new and expanded client engagements, including the launch of two multi-asset Target Income funds in partnership with a key client in South Korea. • Client Experience and Technology - Work is advancing in our Maryland Innovation Center to use technology and agile processes to accelerate delivery of redesigned and improved digital client experiences for individual investors and retirement plan participants. We saw initial success with these initiatives in 2017, and plan to expand these efforts in 2018. This work complements our progress in leveraging advanced analytics and machine learning to enhance customer segmentation and augment our investment process. “We are confident that the hard work of our associates will enable us to be competitive and continue to grow and diversify the company on a global basis. We are well positioned to invest for the future and to create additional long-term value for our clients and our stockholders.” Other Matters The financial results presented in this release are unaudited. KPMG LLP is currently completing its audits of the firm's 2017 consolidated financial statements and internal controls over financial reporting at December 31,

7 2017. The firm expects that KPMG will complete its work in mid-February and that it will then file its Form 10-K Annual Report for 2017 with the U.S. Securities and Exchange Commission. The Form 10-K will include additional information, including the firm's audited consolidated financial statements, management's report on internal controls over financial reporting at December 31, 2017, and the reports of KPMG. Certain statements in this earnings release may represent “forward-looking information,” including information relating to anticipated changes in revenues, net income and earnings per common share, anticipated changes in the amount and composition of assets under management, anticipated expense levels, estimated tax rates, and expectations regarding financial results, future transactions, new products and services, investments, capital expenditures, dividends, stock repurchases, and other market conditions. For a discussion concerning risks and other factors that could affect future results, see the firm's 2016 Form 10-K and subsequent Form 10Q reports. Founded in 1937, Baltimore-based T. Rowe Price (troweprice.com) is a global investment management organization that provides a broad array of mutual funds, subadvisory services, and separate account management for individual and institutional investors, retirement plans, and financial intermediaries. The organization also offers a variety of sophisticated investment planning and guidance tools. T. Rowe Price's disciplined, risk-aware investment approach focuses on diversification, style consistency, and fundamental research. CONTACTS: Public Relations Brian Lewbart 410-345-2242 brian_lewbart@troweprice.com Investor Relations Teresa Whitaker 410-345-6586 teresa_whitaker@troweprice.com

Unaudited Consolidated Statements of Income
(in millions, except per-share amounts)

	Three months ended		Year ended	
Revenues	12/31/2016	12/31/2017	12/31/2016	12/31/2017
Investment advisory fees	$ 966.8	$ 1,156.0	$ 3,728.7	$ 4,287.7
Administrative fees	88.9	92.1	352.5	358.3
Distribution and servicing fees	35.5	38.0	141.7	147.0
Net revenues	1,091.2	1,286.1	4,222.9	4,793.0
Operating expenses				
Compensation and related costs	381.6	446.3	1,494.0	1,664.9
Advertising and promotion	27.2	33.8	79.9	92.0
Distribution and servicing costs	35.5	38.0	141.7	147.0
Depreciation and amortization of property and equipment	33.4	36.7	133.4	143.6
Occupancy and facility costs	45.3	53.7	172.8	194.9
Other operating expenses	104.9	146.6	401.5	491.8
Nonrecurring charge (insurance recoveries) related to Dell appraisal rights matter	(100.0)	—	66.2	(50.0)
Total operating expenses	527.9	755.1	2,489.5	2,684.2
Net operating income	563.3	531.0	1,733.4	2,108.8
Non-operating income				
Net investment income on non-consolidated investments	16.9	33.2	108.0	198.3
Net investment income on consolidated T. Rowe Price investment products	(2.9)	68.1	121.1	193.9
Other income	(1.8)	.7	(2.0)	4.1
Total non-operating income	12.2	102.0	227.1	396.3
Income before income taxes	575.5	633.0	1,960.5	2,505.1
Provision for income taxes	208.7	246.4	706.5	923.9
Net income	366.8	386.6	1,254.0	1,581.2
Less: net income attributable to redeemable non-controlling interests	(13.0)	39.5	39.0	83.4
Net income attributable to T. Rowe Price Group	**379.8**	**347.1**	**1,215.0**	**1,497.8**
Less: net income allocated to outstanding restricted stock and stock unit holders	8.4	7.9	25.5	33.9
Net income allocated to T. Rowe Price Group common stockholders	**$ 371.4**	**$ 339.2**	**$ 1,189.5**	**$ 1,463.9**
Earnings per share on common stock of T. Rowe Price Group				
Basic	$ 1.53	$ 1.40	$ 4.85	$ 6.07
Diluted	$ 1.50	$ 1.37	$ 4.75	$ 5.97
Weighted-average common shares				
Outstanding	242.6	242.5	245.5	241.2
Outstanding assuming dilution	246.8	247.7	250.3	245.1
Dividends declared per share	$ .54	$ .57	$ 2.16	$ 2.28

8

Investment Advisory Revenues (in millions)	Three months ended		Year ended	
	12/31/2016	12/31/2017	12/31/2016	12/31/2017
T. Rowe Price U.S. mutual funds				
Stock and blended asset	$ 578.2	$ 691.4	$ 2,228.1	$ 2,570.9
Bond and money market	122.5	126.5	477.3	501.0
	700.7	817.9	2,705.4	3,071.9
Other investment products				
Stock and blended asset	219.9	281.6	850.3	1,009.4
Bond, money market, and stable value	46.2	56.5	173.0	206.4
	266.1	338.1	1,023.3	1,215.8
Total	$ 966.8	$ 1,156.0	$ 3,728.7	$ 4,287.7

Assets Under Management (in billions)	Average during					
	Three months ended		Year ended		As of	
	12/31/2016	12/31/2017	12/31/2016	12/31/2017	12/31/2016	12/31/2017
By investment vehicle						
T. Rowe Price U.S. mutual funds						
Stock and blended asset	$ 400.1	$ 475.3	$ 386.1	$ 447.5	$ 401.3	$ 480.5
Bond and money market	112.7	125.3	109.4	121.0	112.9	125.8
	512.8	600.6	495.5	568.5	514.2	606.3
Other investment products						
Stock and blended asset	219.6	284.4	211.1	256.4	220.8	291.9
Bond, money market, and stable value	75.2	91.4	71.6	84.1	75.8	92.9
	294.8	375.8	282.7	340.5	296.6	384.8
Total	$ 807.6	$ 976.4	$ 778.2	$ 909.0	$ 810.8	$ 991.1

	As of	
By asset class	12/31/2016	12/31/2017
Equity	$ 450.6	$ 564.1
Fixed income	121.2	134.4
Asset Allocation	239.0	292.6
Total assets under management	$ 810.8	$ 991.1

Net Cash Flows After Client Transfers (in billions)	Three months ended 12/31/2017	Year ended 12/31/2017
T. Rowe Price U.S. mutual funds		
Stock and blended asset funds	$ (4.0)	$ (18.9)
Bond funds	2.6	6.9
Money market funds	(.8)	1.2
	(2.2)	(10.8)
Other investment products		
Stock and blended assets	3.1	12.1
Fixed income, money market, and stable value	2.8	12.7
	5.9	24.8
Total net cash flows after client transfers	$ 3.7	$ 14.0

9

Net Non-Operating Income (in millions)	Three months ended		Year ended	
	12/31/2016	12/31/2017	12/31/2016	12/31/2017
Net investment income on non-consolidated T. Rowe Price investment products				
Net realized gains on dispositions of available-for-sale investments	$ .7	$ 5.1	$ 53.0	$ 83.1
Ordinary and capital gain dividend distributions	11.1	11.0	16.1	22.2
Dividends and unrealized gains on investment products used to hedge the supplemental savings plan liability	—	6.2	—	12.3
Unrealized gains on equity method and other trading investments	(1.0)	6.5	20.8	32.5
Gains reclassified from accumulated other comprehensive income upon transfer of an available-for-sale sponsored investment portfolio to sponsored investment portfolios held as trading	—	—	—	23.6
Net gain recognized upon deconsolidation	1.1	—	2.2	.1
Total investment income from non-consolidated T. Rowe Price investment products	11.9	28.8	92.1	173.8
Net investment income on consolidated T. Rowe Price investment products	(2.9)	68.1	121.1	193.9
Other investment income	5.0	4.4	15.9	24.5
Other income (expenses), including foreign currency gains and losses	(1.8)	.7	(2.0)	4.1
Net non-operating income	$ 12.2	$ 102.0	$ 227.1	$ 396.3

Unaudited Condensed Consolidated Cash Flows Information (in millions)	Year ended					
	12/31/2016			12/31/2017		
	Cash flow attributable to T. Rowe Price Group	Cash flow attributable to consolidated T. Rowe Price investment products, net of eliminations	As reported on statement of cash flows	Cash flow attributable to T. Rowe Price Group	Cash flow attributable to consolidated T. Rowe Price investment products, net of eliminations	As reported on statement of cash flows
Cash provided by (used in) operating activities, including $152 of stock-based compensation expense and $150 related to the Dell appraisal rights matter attributable to T. Rowe Price Group in 2017	$ 1,343.7	$ (1,173.2)	$ 170.5	$ 1,551.8	$ (1,322.3)	$ 229.5
Cash provided by (used in) investing activities, including ($186) for additions to property and equipment and $335 of proceeds from the sale of available-for-sale investments attributable to T. Rowe Price Group in 2017	(219.7)	325.9	106.2	(33.9)	72.9	39.0
Cash provided by (used in) financing activities, including T. Rowe Price Group common stock repurchases of $(458) and dividends paid of $(563) in 2017	(1,091.4)	915.0	(176.4)	(820.1)	1,281.6	461.5
Effect of exchange rate changes on cash and cash equivalents	—	(2.1)	(2.1)	—	5.3	5.3
Net change in cash and cash equivalents during period	$ 32.6	$ 65.6	$ 98.2	$ 697.8	$ 37.5	$ 735.3

10

Unaudited Condensed Consolidated Balance Sheet Information (in millions)	As of	
	12/31/2016	12/31/2017
Cash and cash equivalents	$ 1,204.9	$ 1,902.7
Accounts receivable and accrued revenue	455.1	556.7
Investments	1,257.5	1,477.3
Assets of consolidated T. Rowe Price investment products	1,680.5	2,048.4
Property and equipment, net	615.1	652.0
Goodwill	665.7	665.7
Other assets	346.2	231.9
Total assets	6,225.0	7,534.7
Total liabilities, includes $65.6 at December 31, 2016, and $55.9 at December 31, 2017, from consolidated T. Rowe Price investment products	529.2	717.5
Redeemable non-controlling interests	687.2	992.8
Stockholders' equity, 245.1 common shares outstanding at December 31, 2017, includes net unrealized holding gains of $7.9 at December 31, 2017	$ 5,008.6	$ 5,824.4

Cash, Cash Equivalents, and Investments Information (in millions)

	Interest Held by T. Rowe Price Group						
	Cash and discretionary investments in T. Rowe Price products	Seed capital investments in T. Rowe Price investment products	Investments in T. Rowe Price products used to hedge supplemental savings plan	Investment in UTI and other investments	Total	Redeemable non-controlling interests	As reported on consolidated balance sheet 12/31/2017
Cash and cash equivalents	$ 1,902.7	$ —	$ —	$ —	$ 1,902.7	$ —	$ 1,902.7
Investments	669.7	299.8	268.2	239.6	1,477.3	—	1,477.3
Net assets of consolidated T. Rowe Price investment products	110.6	889.1	—	—	999.7	992.8	1,992.5
	$ 2,683.0	$ 1,188.9	$ 268.2	$ 239.6	$ 4,379.7	$ 992.8	$ 5,372.5

11

Non-GAAP Information and Reconciliation

The firm believes the non-GAAP financial measures below provide relevant and meaningful information to investors about its core operating results. These measures have been established in order to increase transparency for the purpose of evaluating the firm's core business, for comparing current results with prior period results, and to enable more appropriate comparison with industry peers. However, non-GAAP financial measures should not be considered as a substitute for financial measures calculated in accordance with U.S. GAAP and may be calculated differently by other companies. The following schedule (in millions, except for per-share amounts) reconciles U.S. GAAP financial measures to non-GAAP measures for the three months and year ended December 31, 2016 and 2017.

	Three months ended		Year ended	
	12/31/2016	12/31/2017	12/31/2016	12/31/2017
Operating expenses, GAAP basis	$ 527.9	$ 755.1	$ 2,489.5	$ 2,684.2
Non-GAAP adjustments:				
Expenses of consolidated T. Rowe Price investment products, net of elimination of its related management fee[1]	(1.9)	(1.4)	(6.5)	(6.7)
Compensation expense related to market valuation changes in supplemental savings plan liability[2]	—	(6.0)	—	(11.7)
Insurance recoveries (nonrecurring charge) related to Dell appraisal rights matter[4]	100.0	—	(66.2)	50.0
Adjusted operating expenses	$ 626.0	$ 747.7	$ 2,416.8	$ 2,715.8
Net income attributable to T. Rowe Price Group, GAAP basis	$ 379.8	$ 347.1	$ 1,215.0	$ 1,497.8
Non-GAAP adjustments:				
Net income of consolidated T. Rowe Price investment products, net of redeemable non-controlling interests[1]	(7.0)	(24.8)	(69.1)	(98.2)
Non-operating income of investments designated as an economic hedge of supplemental savings plan liability less related compensation expense[2]	—	(.2)	—	(.6)
Non-operating income, excluding impacts of consolidated T. Rowe Price investment products and investments designated as an economic hedge of supplemental savings plan liability[3]	(15.1)	(27.7)	(106.0)	(190.1)
Nonrecurring charge (insurance recoveries) related to Dell appraisal rights matter[4]	(100.0)	—	66.2	(50.0)
Income tax impacts of non-GAAP adjustments before tax reform[5]	47.0	18.4	42.8	131.1
Impact of U.S. tax reform[6]	—	71.1	—	71.1
Adjusted net income attributable to T. Rowe Price Group	$ 304.7	$ 383.9	$ 1,148.9	$ 1,361.1
Diluted earnings per common share, GAAP basis	$ 1.50	$ 1.37	$ 4.75	$ 5.97
Non-GAAP adjustments:				
Consolidated T. Rowe Price investment products[1]	(.02)	(.06)	(.16)	(.24)
Non-operating income, excluding impacts of consolidated T. Rowe Price investment products and investments designated as an economic hedge of supplemental savings plan liability[3]	(.03)	(.07)	(.25)	(.46)
Nonrecurring charge (insurance recoveries) related to Dell appraisal rights matter[4]	(.24)	—	.15	(.12)
Impact of U.S. tax reform[6]	—	.28	—	.28
Adjusted diluted earnings per common share[7]	$ 1.21	$ 1.52	$ 4.49	$ 5.43

(1) The non-GAAP adjustments add back the management fees that the firm earns from the consolidated T. Rowe Price investment products and subtract the investment income and operating expenses of these products that have been included in the firm's U.S. GAAP consolidated statements of income. Management believes the consolidated T. Rowe Price investment products may impact the reader's ability to understand the firm's core operating results. The following table details the calculation of net income of consolidated T. Rowe Price investment products, net of redeemable non-controlling interests:

12

	Three months ended		Year ended	
	12/31/2016	12/31/2017	12/31/2016	12/31/2017
Net investment income	$ (2.9)	$ 68.1	$ 121.1	$ 193.9
Operating expenses	(3.1)	(3.8)	(13.0)	(12.3)
Net income	(6.0)	64.3	108.1	181.6
Less: net income attributable to redeemable non-controlling interests	(13.0)	39.5	39.0	83.4
T. Rowe Price Group's portion of net income	$ 7.0	$ 24.8	$ 69.1	$ 98.2

(2) This non-GAAP adjustment removes the impact of market movements on the supplemental savings plan liability and related investments designated as economic hedges of the liability beginning July 1, 2017. Amounts deferred under the supplemental savings plan are adjusted for appreciation (depreciation) of hypothetical investments chosen by the employees. Since the firm economically hedges the exposure to these market movements, management believes it is useful to offset the non-operating investment income earned on the hedges against the related compensation expense to increase comparability period to period. The following table details the supplemental savings plan related items:

	Three months ended		Year ended	
	12/31/2016	12/31/2017	12/31/2016	12/31/2017
Non-operating income of investments designated as an economic hedge of supplemental savings plan liability	$ —	$ 6.2	$ —	$ 12.3
Compensation expense from market valuation changes in supplemental savings plan liability	—	(6.0)	—	(11.7)
Non-operating income of investments designated as an economic hedge of supplemental savings plan liability less compensation expense	$ —	$ .2	$ —	$ .6

(3) This non-GAAP adjustment removes the non-operating income that remains after eliminating the portion related to the consolidated T. Rowe Price investment products and investments designated as an economic hedge of the firm's supplemental savings plan liability. Management believes excluding non-operating income helps the reader's ability to understand the firm's core operating results and increases comparability to prior years. Additionally, management does not emphasize the impact of non-operating income when managing the firm and evaluating its performance. The following table details the calculation of other non-operating income:

	Three months ended		Year ended	
	12/31/2016	12/31/2017	12/31/2016	12/31/2017
Total non-operating income	$ 12.2	$ 102.0	$ 227.1	$ 396.3
Less: net investment income of consolidated T. Rowe Price investment products	(2.9)	68.1	121.1	193.9
Less: non-operating income from investments designated as an economic hedge of supplemental savings plan liability	—	6.2	—	12.3
Total other non-operating income	$ 15.1	$ 27.7	$ 106.0	$ 190.1

(4) In the second quarter of 2016, the firm recognized a nonrecurring charge of $166.2 million related to the firm's decision to compensate certain clients in regard to the Dell appraisal rights matter. The firm also recognized an offset to this charge during the fourth quarter of 2016 for related insurance recoveries totaling $100 million. In the first quarter of 2017, the firm recognized additional insurance recoveries of $50 million as a reduction in operating expenses from claims that were filed in relation to the matter. Management believes it is useful to readers of the firm's consolidated statements of income to adjust for these charges and non-recurring insurance recoveries in arriving at adjusted operating expenses and net income attributable to T. Rowe Price Group and diluted earnings per share.

(5) These were calculated using the effective tax rate applicable to each non-GAAP adjustment before tax reform.

(6) In the fourth quarter of 2017, the firm recognized a nonrecurring charge of $71.1 million to reflect the effect of the U.S. tax law changes enacted on December 22, 2017. Management believes it is useful to readers of the firm's consolidated statements of income to adjust for this nonrecurring charge in arriving at net income attributable to T. Rowe Price Group and diluted earnings per share.

(7) This non-GAAP measure was calculated by applying the two-class method to adjusted net income attributable to T. Rowe Price Group divided by the weighted-average common shares outstanding assuming dilution.

13